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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the HealthTronics, Inc. Stock Option Plan - 2000 of our report dated March 1, 2000, with respect to the consolidated financial statements of HealthTronics, Inc. for the years ended December 31, 1999 and 1998 included in HealthTronics, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                          /s/ ERNST & YOUNG LLP



Atlanta, Georgia
August 4, 2000